Filed Pursuant to Rule 424(b)(5)

Registration No. 333-218517

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 16, 2017)

1,603,442 Shares of Common Stock Underlying
Warrants to Purchase Shares of Common Stock

This prospectus supplement supplements the prospectus included in our registration statement (File No. 333-218517) filed on June 6, 2017 and declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on June 16, 2017. We are offering 1,603,442 shares of our common stock at an exercise price of $3.74 per share of common stock (the “Warrant Shares”), which are issuable upon the exercise of currently outstanding warrants that were issued in a registered offering pursuant to a prospectus supplement dated December 23, 2015 to a prospectus dated July 9, 2015 (File No. 333-205168) (the “Existing Warrants”). The Existing Warrants are immediately exercisable. This prospectus supplement does not relate to our issuance of additional shares of common stock beyond the 1,603,442 shares that would be issued upon exercise of the Existing Warrants.

The current exercise price of the Existing Warrants is $3.74 per share (the “Exercise Price”). We would receive the proceeds from the exercise of the Existing Warrants, but not from any subsequent sale of the shares of common stock underlying the Existing Warrants.

We are filing this prospectus supplement pursuant to a Securities Purchase Agreement, dated December 23, 2015, by and among us and the purchasers party thereto (the “Securities Purchase Agreement”), and entered into in connection with the issuance of the Existing Warrants, that requires us to use our best efforts to keep a registration statement registering the issuance or resale of the Warrant Shares effective during the five-year term of the Existing Warrants, which expires on December 23, 2020. The Existing Warrants were originally registered pursuant to a shelf-registration statement declared effective on July 9, 2015, which expired on July 9, 2018 pursuant to Rule 415(a)(5) of the Securities Act of 1933. As such, we are filing this prospectus supplement to keep the Warrant Shares registered.

This prospectus supplement should be read in conjunction with, and may not be delivered or utilized without, the prospectus, which is to be delivered with this prospectus supplement. This prospectus supplement is qualified by reference to the prospectus, except to the extent that the information in this prospectus supplement updates and supersedes the information contained in the prospectus.

Our common stock is listed on Nasdaq Capital Market under the symbol “EKSO.” On July 9, 2018, the last reported sale price of our common stock was $1.94 per share. We do not intend to apply to list the warrants on any securities exchange.

Investing in our securities involves a high degree of risk. Please read “Risk Factors” beginning on page S-3 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per Warrant	Total
Common Stock, $0.001 par value per share	$3.74	$5,996,873.08

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is July 10, 2018.

TABLE OF CONTENTS

Prospectus Supplement

Base Prospectus

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus we have authorized for use in connection with this offering. We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus prepared by or on behalf of us that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus prepared by or on behalf of us that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus supplement and the accompanying prospectus entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated June 16, 2017, including the documents incorporated by reference therein, provides more general information, some of which may not apply to the securities offered by this prospectus supplement. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement unless otherwise specified. You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the prospectus, as applicable, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein or in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein. We have not authorized anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our securities. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus supplement and in the accompanying prospectus.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “Ekso,” “Ekso Bionics,” “the Company,” “we,” “us,” “our,” or similar references refer to Ekso Bionics Holdings, Inc. and its subsidiaries.

S-1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference in this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. We may, in some cases, use words such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “estimate,” “project,” “expect” and similar expressions, although not all forward-looking statements contain these identifying words. These statements are based on assumptions and assessments made by our management in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors our management believes to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including those risks described or incorporated by reference in this prospectus under “Risk Factors” below.

Forward-looking statements included or incorporated by reference in this prospectus include, for example, statements about:

•	our ability to obtain adequate financing to fund operations and to develop or enhance our technology;
•	our ability to obtain or maintain regulatory approval to market the Company’s medical devices;
•	the anticipated timing, cost and progress of the development and commercialization of new products or services, and improvements to our existing products, and related impacts on our profitability and cash position;
•	our ability to effectively market and sell our products and expand our business, both in unit sales and product diversification;
•	our ability to achieve broad customer adoption of our products and services;
•	our ability to complete clinical trials on a timely basis and that completed clinical trials will be sufficient to support commercialization of our products;
•	existing or increased competition;
•	rapid changes in technological solutions available to our markets;
•	volatility with our business, including long and variable sales cycles, which could have a negative impact on our results of operations for any given quarter;
•	our ability to obtain or maintain patent protection for the Company’s intellectual property;
•	the scope, validity and enforceability of our and third party intellectual property rights;
•	significant government regulation of medical devices and the healthcare industry;
•	our customers’ ability to get third party reimbursement for our products and services associated with them;
•	our failure to implement our business plan or strategies;
•	our ability to retain or attract key employees;
•	stock volatility or illiquidity;
•	our ability to maintain adequate internal controls over financial reporting; and
•	overall economic and market conditions.

Any such forward-looking statements are not guarantees of future performance and actual results and developments and business decisions may differ from those contemplated by such forward-looking statements. We disclaim any duty to update any forward-looking statements. You should also carefully consider other information set forth in reports or other documents that we file with the Securities and Exchange Commission.

S-2

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights certain information contained elsewhere in this prospectus supplement, the accompanying base prospectus, any free writing prospectus that we have been authorized to use and the documents incorporated by reference herein and in the accompanying base prospectus. This summary does not contain all the information that may be important to you . You should carefully read this entire prospectus supplement the accompanying base prospectus, any free writing prospectus that we have been authorized to use and the documents incorporated by reference herein and in the accompanying base prospectus. You should pay special attention to the “Risk Factors” section of this prospectus and the financial statements and other information incorporated by reference in this prospectus.

Company Overview

Ekso Bionics designs, develops and sells exoskeletons that augment human strength, endurance, and mobility. Our exoskeleton technology serves multiple markets and can be used both by able-bodied users as well as by persons with physical disabilities. We have sold, rented or leased devices that (a) enable individuals with neurological conditions affecting gait (stroke and spinal cord injury) to rehabilitate and to walk again and (b) allow industrial workers to perform heavy duty work for extended periods.

We believe the commercial opportunity for exoskeleton technology adoption is accelerating as a result of recent advancements in material technologies, electronic and electrical engineering, control technologies, and sensor and software development. Taken individually, many of these advancements have become ubiquitous in peoples’ everyday lives. We believe we have learned how to integrate these existing technologies and wrap the result around a human being efficiently, elegantly and safely, supported by an industry leading intellectual property portfolio. We further believe we can do so across a broad spectrum of applications, from persons with lower limb paralysis to able-bodied users.

Warrant Share Offering and Related Transactions

On December 23, 2015, we sold 15,000 units, each consisting of one share of our Series A Convertible Preferred Stock and a warrant to purchase approximately 990 shares of our common stock at an exercise price of $1.25 per share, or for 14,851,486 shares of our common stock with an aggregate exercise price of $18,564,358 (the "December 2015 Transaction"). On May 4, 2016, we effected a seven-for-one reverse stock split of our common stock and, as a result, the warrants issued in the December 2015 Transaction became exercisable for one-seventh of the Warrant Shares for which they were originally exercisable, or 2,121,642 shares, at a price of $8.75 per share. As of the date of this prospectus supplement, such warrants for 518,200 shares have been exercised, leaving warrants issued in December 2015 which are exercisable for 1,603,442 shares of our common stock, which we refer to as the Existing Warrants. As a result of subsequent anti-dilution adjustments, the exercise price of the Existing Warrants is currently $3.74 per share of common stock.

We are filing this prospectus supplement pursuant to the Securities Purchase Agreement entered into in connection with the December 2015 Transaction, which requires us to use best efforts to keep a registration statement registering the issuance or resale of the Warrant Shares effective during the five-year term of the Existing Warrants, which expires on December 23, 2020. The Existing Warrants were originally registered pursuant to a shelf-registration statement declared effective on July 9, 2015, which expired on July 9, 2018 pursuant to Rule 415(a)(5) of the Securities Act of 1933. As such, we are filing this prospectus supplement to keep the Warrant Shares registered. For additional information regarding the Existing Warrants and the Warrant Shares, see “Description of Securities.”

Company Information

Our corporate headquarters are located at 1414 Harbour Way South, Suite 1201, Richmond, California 94804. Our telephone number is (510) 984-1761, and our website address is www.eksobionics.com. Our official Twitter account is @EksoBionics. The information on or accessible through our website or our Twitter account does not constitute part of this prospectus supplement or the accompanying prospectus and should not be relied upon in connection with making any investment in our securities.

The common stock of Ekso Bionics is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “EKSO.”

Additional details of these programs and related strategic agreements are contained in our annual report on Form 10-K for the year ended December 31, 2017 and our quarterly report on Form 10-Q for the quarter ended March 31, 2018.

S-3

THE EXERCISE OF THE WARRANTS

Shares to be issued upon exercise of all Existing Warrants	1,603,442

Shares of Common Stock to be outstanding after issuance of the Warrant Shares assuming the exercise of all Existing Warrants	61,958,383

Use of proceeds	We expect to receive approximately $6.0 million in net proceeds, assuming the exercise of all Existing Warrants. We intend to use these net proceeds for general corporate purposes, which may include acquisitions, research and development activities, capital expenditures, selling, general and administrative costs, facilities expansion and to meet working capital needs. See “Use of Proceeds” beginning on page S-5 of this prospectus supplement.

Nasdaq Capital Market symbol	“EKSO”

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement and other information included and incorporated by reference in this prospectus supplement for a discussion of important factors you should carefully consider before deciding to invest in our securities.

The number of shares of common stock to be outstanding after this offering is based on 60,354,941 shares of common stock outstanding as of March 31, 2018 and excludes as of March 31, 2018:

•	2,898,420 shares of common stock issuable upon the exercise of stock options outstanding at a weighted average exercise price of $4.98 per share, restricted stock units settable for 696,925 shares of our common stock, and 5,161,949 shares of our common stock reserved for issuance under our Amended and Restated 2014 Equity Incentive Plan (“2014 Incentive Plan”);

•	500,000 shares of our common stock reserved for issuance under our Employee Stock Purchase Plan (“ESPP”); and

•	1,792,090 shares of common stock issuable upon the exercise of warrants, other than the Existing Warrants, outstanding at a weighed average exercise price of $10.73 per share.

S-4

RISK FACTORS

An investment in our securities is highly speculative and involves a high degree of risk. We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. Before investing in our securities, in addition to the other information, documents or reports included or incorporated by reference in this prospectus supplement and the accompanying prospectus, you should carefully consider the risk factors in the section entitled “Risk Factors” in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K on file with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.  The risks and uncertainties we have described are not the only ones we face.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.  The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. In that case, the trading price of our securities would likely decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our common stock.

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We currently intend to use the net proceeds from this offering for general corporate purposes, which may include acquisitions, research and development activities, capital expenditures, selling, general and administrative costs, facilities expansion, and to meet working capital needs. We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

The exercise price of the warrants was determined by us in negotiation with a lead investor in the December 2015 Transaction and may not be indicative of the actual value of the units or the value of our common stock.

We determined the warrant exercise price in negotiation with a lead investor in the December 2015 Transaction and they may not be indicative of the actual value of our common stock. The warrant exercise price bears no relationship to the assets, book value, net worth or any other recognized criteria of our value.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock (including in connection with sales of shares underlying the securities being sold in this offering), or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. Future anti-dilution adjustments to such securities may result in substantial additional dilution to existing stockholders and may depress the market price of our common stock. The issuance of the shares of common stock underlying these instruments, or perception that issuance may occur, will have a dilutive impact on other stockholders and could have a material negative effect on the market price of our common stock.

You may experience dilution of your ownership interests because of the future issuance of additional shares of our common or preferred stock or other securities that are convertible into or exercisable for our common or preferred stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. Our current Articles of Incorporation authorize us to issue 151,428,571 shares, consisting of 141,428,571 shares of common stock and 10,000,000 shares of preferred stock. We may issue additional shares of our common stock or other securities that are convertible into or exercisable for our common stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock will dilute the ownership interest of our current stockholders and may create downward pressure on the trading price of the common stock. In addition, the terms of any new securities may include liquidation or other preferences that may adversely affect the rights of our existing stockholders.

S-5

You will experience immediate dilution in the book value per share of the common stock you purchase.

Because the exercise price per Warrant Share is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase upon exercise of the Existing Warrants. If you purchase shares of common stock by exercising the Existing Warrants, you will suffer immediate and substantial dilution of $3.40 per share in the pro forma net tangible book value of the common stock you purchase in this offering. See “Dilution” on page S-6 of this prospectus supplement for a more detailed discussion of the dilution you will incur if you exercise the Existing Warrants.

***

The risks above do not necessarily comprise all of those associated with an investment in us. This prospectus contains forward looking statements that involve unknown risks, uncertainties and other factors that may cause our actual results, financial condition, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Factors that might cause such a difference include, but are not limited to, those set out above.

S-6

USE OF PROCEEDS

We will receive approximately $6.0 million from the exercise of the Existing Warrants, assuming the exercise in full of such Existing Warrants. We intend to use such proceeds for general corporate purposes, which may include acquisitions, research and development activities, capital expenditures, selling, general and administrative costs, facilities expansion, and to meet working capital needs. We expect from time to time to evaluate the acquisition of businesses, products and technologies for which a portion of the net proceeds may be used, although we currently are not planning or negotiating any such transactions.

The amounts actually spent for each purpose may vary significantly depending upon numerous factors, including the amount and timing of the proceeds from this offering and progress with the achievement of our corporate goals. Expenditures will also depend upon the establishment and maintenance of manufacturing and supply chains, the availability of additional financing and other factors. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of shares of our common stock.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds. Pending the use of the net proceeds from this offering as described above, we may invest the net proceeds in investment-grade, interest-bearing securities.

S-7

DILUTION

Our net tangible book value as of March 31, 2018 was approximately $14.8 million, or $0.25 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of March 31, 2018. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid in connection with the exercise of the Existing Warrants and the net tangible book value per share of our common stock assuming full exercise of all the Existing Warrants.

After giving effect to the issuance of 1,603,442 shares upon exercise of all of the Existing Warrants at an exercise price of $3.74 per share, our as adjusted net tangible book value at March 31, 2018 would have been $20.8 million, or $0.34 per share. This represents an immediate increase in net tangible book value of $0.09 per share to existing stockholders and an immediate dilution of $3.40 per share to investors exercising the Existing Warrants. The following table illustrates this per share dilution:

Exercise price per share		$3.74

Net tangible book value per share as of March 31, 2018	$0.25
Increase per share attributable to investors exercising the Existing Warrants	$0.09

Net tangible book value per share as of March 31, 2018 after giving effect to the full exercise of all the Existing Warrants		$0.34

Dilution per share to investors exercising the Existing Warrants		$3.40

The above discussion is based on 60,354,941 shares of our common stock outstanding as of March 31, 2018 and excludes as of such date:

•	2,898,420 shares of common stock issuable upon the exercise of stock options outstanding at a weighted average exercise price of $4.98 per share, restricted stock units settable for 696,925 shares of our common stock, and 5,161,949 shares of our common stock reserved for issuance under our 2014 Incentive Plan;

•	500,000 shares of our common stock reserved for issuance under our ESPP; and

•	1,792,090 shares of common stock issuable upon the exercise of warrants, other than the Existing Warrants, outstanding at a weighed exercise price of $10.73 per share.

S-8

DESCRIPTION OF SECURITIES

On December 23, 2015, we issued warrants to purchase an aggregate of 14,851,486 shares of our common stock at an exercise price of $1.25 per share in connection with the December 2015 Transaction. On May 4, 2016, we effected a seven-for-one reverse stock split of our common stock and, as a result, the warrants issued in connection with the December 2015 Transaction became exercisable for one-seventh of the shares for which they were originally exercisable, or 2,121,642 shares, at a price of $8.75 per share. As of the date of this prospectus supplement, such warrants for 518,200 shares have been exercised, leaving the Existing Warrants which are exercisable for 1,603,442 shares. As a result of subsequent anti-dilution adjustments, the exercise price of the Existing Warrants is currently $3.74 per share of common stock.

Subject to certain limitations as described below, the Existing Warrants are immediately exercisable and expire on December 23, 2020, the five-year anniversary of issuance. Subject to limited exceptions, a holder of Existing Warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise; provided, however, that upon 61 days’ prior notice to us, the holder may increase or decrease the beneficial ownership limitation, provided that in no event shall the beneficial ownership limitation exceed 9.99%.

The exercise price and the number of shares issuable upon exercise of the Existing Warrants is subject to further adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock, and also upon any distributions of assets, including cash, stock or other property to our stockholders.

The Existing Warrant holders must pay the exercise price in cash upon exercise of the Existing Warrants, unless at the time of exercise there is no effective registration statement registering (or the prospectus contained therein is not available for the issuance of) the shares underlying the Existing Warrants and such Existing Warrant holders are utilizing the cashless exercise provision of the Existing Warrants.

There is no established public trading market for the Existing Warrants, and we do not expect a market to develop. We do not intend to apply to list the Existing Warrants on any national securities exchange or other trading market. Without an active market, the liquidity of the Existing Warrants will be limited. In addition, in the event our common stock price does not exceed the per share exercise price of the Existing Warrants during the period when the Existing Warrants are exercisable, the Existing Warrants will not have any value.

Holders of the Existing Warrants may exercise their warrants to purchase shares of our common stock on or before the expiration date stated above by delivering to the Company an exercise notice, appropriately completed and duly signed, and payment of the exercise price for the number of shares for which the Existing Warrant is being exercised. Existing Warrants may be exercised in whole or in part. The absence of an effective registration statement or applicable exemption from registration does not alleviate our obligation to deliver common stock issuable upon exercise of a warrant.

The shares of common stock issuable on exercise of the Existing Warrants will be, when issued in accordance with the Existing Warrants, duly and validly authorized, issued and fully paid and non-assessable. We have authorized and reserved at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all the outstanding Existing Warrants. The material terms and provisions of our common stock are described under the caption “Description of Common Stock” starting on page 8 of the accompanying prospectus.

PLAN OF DISTRIBUTION

We are offering the shares of common stock underlying the Existing Warrants issuable upon the exercise of such Existing Warrants by the holders thereof. The Existing Warrants are immediately exercisable by delivering to the Company an exercise notice, appropriately completed and duly signed, and payment of the exercise price for the number of shares for which the warrant is being exercised. Existing Warrants may be exercised in whole or in part. As discussed in “Description of Securities,” the exercise price of the Existing Warrants is $3.74 per share of common stock.

Listing

Our shares of common stock are listed on the Nasdaq Capital Market under the symbol “EKSO.” There is no established public trading market for the Existing Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Existing Warrants on any securities exchange or recognized trading system.

Transfer Agent

The transfer agent for our common stock is VStock Transfer LLC.

S-9

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Snell & Wilmer L.L.P., 3883 Howard Hughes Pkwy., Suite 1100, Las Vegas, Nevada 89169.

EXPERTS

OUM & Co. LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on OUM & Co. LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can find, copy and inspect information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information about the public reference room. You can review our electronically filed reports, proxy and information statements on the SEC’s web site at http://www.sec.gov or on our web site at http://www.eksobionics.com. Information included on our web site is not incorporated into or a part of this prospectus supplement or any prospectus supplement.

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

S-10

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and certain information that we will later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below as well as any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until we sell all of the securities under this prospectus, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.” The following documents filed with the SEC are incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 13, 2018;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 filed with the SEC on May 7, 2018; and

•	our Current Reports on Form 8-K filed with the SEC on January 26, 2018, March 13, 2018, March 28, 2018, May 15, 2018 and June 12, 2018.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding, in each case, information deemed furnished and not filed until we sell all of the securities we are offering. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

We will provide to you at no cost a copy of any and all of the information incorporated by reference into the registration statement of which this prospectus is a part. You may make a request for copies of this information in writing or by telephone. Requests should be directed to:

Ekso Bionics Holdings, Inc.

1414 Harbour Way South, Suite 1201

Richmond, California 94804

Attn: Chief Financial Officer

S-11

PROSPECTUS

Ekso Bionics Holdings, Inc.

$75,000,000

COMMON STOCK

PREFERRED STOCK

WARRANTS

RIGHTS

UNITS

Ekso Bionics Holdings, Inc., a Nevada corporation (“Ekso Bionics”), may offer and sell from time to time, pursuant to this prospectus, in one or more series or issuances and on terms that Ekso Bionics will determine at the time of the offering, any of the securities described in this prospectus, and any combination of those securities, up to an aggregate amount of $75,000,000.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered.  We will provide you with the specific terms of any offering in one or more supplements to this prospectus.  The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document.  You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

We may offer and sell these securities directly to you, through agents designated from time to time, or to or through underwriters or dealers.  For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement.  If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in the applicable prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “EKSO.”  On June 2, 2017, the last reported sale price of our common stock was $1.37 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. BEFORE DECIDING WHETHER TO INVEST IN OUR SECURITIES, YOU SHOULD CONSIDER CAREFULLY THE RISKS THAT WE HAVE DESCRIBED ON PAGE 4 OF THIS PROSPECTUS UNDER THE CAPTION “RISK FACTORS.” WE MAY INCLUDE SPECIFIC RISK FACTORS IN SUPPLEMENTS TO THIS PROSPECTUS UNDER THE CAPTION “RISK FACTORS.” THIS PROSPECTUS MAY NOT BE USED TO SELL OUR SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 16, 2017.

EXPLANATORY NOTE – STOCK SPLIT

Effective May 4, 2016, the Company effected a one-for-seven reverse split of its common stock. As a result of the reverse stock split, every seven shares of issued and outstanding common stock were converted into one share of issued and outstanding common stock. All references in this prospectus supplement to shares and net tangible book value per share have been retroactively restated to reflect the reverse stock split.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process.  Under this shelf registration process, we may offer and sell, from time to time, shares of our common stock and preferred stock, various series of warrants or rights to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $75,000,000.  This prospectus provides you with a general description of the securities we may offer.  Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement.  For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.  The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus.  However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness.  This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus.  You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement.  We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus.  No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus.  You must not rely on any unauthorized information or representation.  This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.  You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you.  Moreover, such representations, warranties or covenants were accurate only as of the date when made.  Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement.  To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise requires, “Ekso Bionics,” “the Company,” “we,” “us,” “our” and similar terms refer to Ekso Bionics Holdings, Inc. and our subsidiaries.

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PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus.  We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks.  Therefore, you should carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities.  Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview

Ekso Bionics designs, develops and sells exoskeletons that augment human strength, endurance, and mobility. Our exoskeleton technology serves multiple markets and can be used both by able-bodied users as well as by persons with physical disabilities. We have sold, rented or leased devices that (a) enable individuals with neurological conditions affecting gait (stroke and spinal cord injury) to rehabilitate and to walk again and (b) allow industrial workers to perform heavy duty work for extended periods.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our Annual Report on Form 10-K for the year ended December 31, 2016, as described under the caption “Incorporation of Documents by Reference” on page 15 of this prospectus.

Corporate Information

We were incorporated under the laws of the State of Nevada in January 2012 under the name PN Med Group, Inc. and changed our name to Ekso Bionics Holdings, Inc. in December 2013. Ekso Bionics, Inc. was incorporated under the laws of the State of Delaware in January 19, 2005 and in January 2014 completed a reverse merger transaction with and became a wholly-owned subsidiary of Ekso Bionics Holdings, Inc. In connection with the reverse merger transaction and pursuant to a split-off agreement and general release, we transferred our pre-merger assets and liabilities to our pre-merger majority stockholders, in exchange for the surrender by them and cancellation of 2,497,586 shares of our common stock. As a result of the merger and split-off, we discontinued our pre-merger business and acquired the business of Ekso Bionics, and have continued the existing business operations of Ekso Bionics as a publicly-traded company under the name Ekso Bionics Holdings, Inc.

Our principal executive offices are located at 1414 Harbour Way South, Suite 1201, Richmond, California 94804 and our telephone number is (510) 984-1761.

We make available free of charge on or through our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Our internet address is www.eksobionics.com. This website address is intended to be an inactive, textual reference only; none of the material on this website is part of this prospectus supplement. Copies of our annual reports on Form 10-K will be furnished without charge to any person who submits a written request directed to the attention of our Secretary, at our offices located at 1414 Harbour Way South, Suite 1201, Richmond, California, 94804. The SEC maintains an internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Implications of Being an Emerging Growth Company

As a company with less than $1.0 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups, or JOBS, Act enacted in April 2012. An emerging growth company may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes Oxley Act of 2002;
•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and
•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

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We may take advantage of these provisions for up to five years after the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”). However, if certain events occur prior to the end of such five year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1 billion or we issue more than $1 billion of non-convertible debt in any three year period, we would cease to be an emerging growth company prior to the end of such five year period. We will cease being an emerging growth company as of December 31, 2017.

We may choose to take advantage of some but not all of these reduced burdens. We have taken advantage of certain of the reduced disclosure obligations regarding executive compensation in this registration statement and may elect to take advantage of other reduced burdens in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. However, we have irrevocably elected not to avail ourselves of this extended transition period for complying with new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Offerings Under This Prospectus

Under this prospectus, we may offer shares of our common stock and preferred stock, various series of warrants or rights to purchase any of such securities, either individually or in units, with a total value of up to $75,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering.  This prospectus provides you with a general description of the securities we may offer.  Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus.  However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the securities directly to investors or to or through agents, underwriters or dealers.  We, and our agents, underwriters or dealers, reserve the right to accept or reject all or part of any proposed purchase of securities.  If we offer securities through agents, underwriters or dealers, we will include in the applicable prospectus supplement:

•	the names of those agents, underwriters or dealers;
•	applicable fees, discounts and commissions to be paid to them;
•	details regarding over-allotment options, if any; and
•	the net proceeds to us.

 This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

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RISK FACTORS

Investing in our securities involves significant risk.  The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in Ekso Bionics.  Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus.  You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K on file with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.  The risks and uncertainties we have described are not the only ones we face.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.  The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions.  This prospectus and the documents we have filed with the SEC that are incorporated herein by reference contain such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Such statements in connection with any discussion of future operations or financial performance are identified by the use of words such as “may,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning.  Forward-looking statements include, but are not limited to, statements regarding: (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of human exoskeletons, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), (iv) our beliefs regarding the potential for commercial opportunity for exoskeleton technology in general and our exoskeleton products in particular, (v) our beliefs regarding potential clinical and other health benefits of our medical devices, and (vi) the assumptions underlying or relating to any statement described in points (i), (ii), (iii), (iv) or (v) above.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this Registration Statement, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in any supplements to this prospectus and in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document.  We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur.  Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus.  We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.  All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

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ABOUT EKSO BIONICS

Ekso Bionics designs, develops and sells exoskeleton technology to augment human strength, endurance and mobility. Our exoskeleton technology serves multiple markets and can be used both by able-bodied users as well as by persons with physical disabilities. We have sold, rented or leased devices that (a) enable individuals with neurological conditions affecting gait (stroke and spinal cord injury) to rehabilitate and to walk again and (b) allow industrial workers to perform heavy duty work for extended periods.

Today, our medical exoskeleton, Ekso GT, is used as a rehabilitation tool to allow physicians and therapists to rehabilitate patients who have suffered a stroke or spinal cord injury. With its unique features designed specifically for hospitals and its proprietary SmartAssist software, Ekso GT allows for the early mobilization of patients, with high step count and high dosage treatments. The intent is to allow the patient’s central nervous system to take advantage of a person’s neuroplasticity to maximize a patient’s recovery.

For able-bodied industrial workers, last year we introduced a new product innovation for aerial work platforms (AWP) and scaffolding, the EksoZeroG, which is intended to significantly improve workforce productivity while dramatically reducing workplace related injuries in order to keep workers healthy, strong, and safe. EksoZeroG is a mobile arm mount that makes heavy tools feel weightless and enables workers to be more productive and safer. In 2017, we are focusing on increasing sales of the EksoZeroG by pursuing alternative channels such as rental agreements with construction equipment and heavy tool providers. In addition, we are exploring potential strategic alternatives to accelerate product and market adoption of our industrial products, on our own and/or in collaboration with others.

Ekso Bionics believes the commercial opportunity for exoskeleton technology adoption is accelerating as a result of recent advancements in material technologies, electronic and electrical engineering, control technologies, and sensor and software development. Taken individually, many of these advancements have become ubiquitous in peoples’ everyday lives. We believe we have learned how to integrate these existing technologies and wrap the result around a human being efficiently, elegantly and safely, supported by an industry leading intellectual property portfolio. We further believe that we can do so across a broad spectrum of applications, from persons with lower limb paralysis to able-bodied users.

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities which may be offered pursuant to this prospectus.  Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for our operations and to increase our investments (i) in our clinical, sales and marketing initiatives to accelerate adoption of the Ekso in the rehabilitation market, (ii) in our research, development and commercialization activities with respect to an Ekso robotic exoskeleton for home use, and/or (iii) in the development and commercialization of able-bodied exoskeletons for industrial use, and for other general corporate purposes, including, but not limited to, working capital, intellectual property protection and enforcement, capital expenditures, investments, acquisitions and collaborations.  We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures.  As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose.  Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, or interest-bearing securities.

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PLAN OF DISTRIBUTION

General Plan of Distribution

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, “at the market” sales, block trades or a combination of these methods.  We may sell the securities:

•	to or through underwriters or dealers;
•	through agents;
•	directly to one or more purchasers;
•	through a combination of such methods; or
•	through any other method described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded;
•	purchases by a dealer as principal and resale by the dealer for its own account pursuant to a prospectus supplement;
•	ordinary brokerage transactions and transactions in which a dealer solicits purchasers;
•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and
•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;
•	market prices prevailing at the time of sale;
•	prices related to the prevailing market prices; or
•	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. The prospectus supplement relating to a series of the offered securities will name any underwriters, dealers or agents involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

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If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement.  Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement.  Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and
•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc., or FINRA.

Shares of our common stock sold pursuant to the registration statement of which this prospectus is a part will be listed on the Nasdaq Capital Market.  The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement.  Underwriters may make a market in our common stock, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence, development or maintenance of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities.  This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them.  In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option.  In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions.  The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market.  These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

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DESCRIPTION OF COMMON STOCK

We are authorized to issue 71,428,571 shares of common stock, par value $0.001 per share.  On May 25, 2017, we had 25,723,854 shares of common stock outstanding and approximately 255 stockholders of record.

The following summary of certain provisions of our common stock does not purport to be complete.  You should refer to our articles of incorporation and our bylaws, both of which are included as exhibits to the registration statement of which this prospectus is a part.  The summary below is also qualified by provisions of applicable law.

General

The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election. The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Each outstanding share of common stock is duly and validly issued, fully paid and non-assessable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, New York 11598 and its telephone number is (212) 828-8436.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “EKSO.”

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue 10,000,000 shares of preferred stock, par value $0.001 per share, of which 15,000 shares were designated as Series A Convertible Preferred Stock.  As of May 25, 2017, no shares of our preferred stock were outstanding.  The following summary of certain provisions of our preferred stock does not purport to be complete.  You should refer to our articles of incorporation and our bylaws, both of which are included as exhibits to the registration statement of which this prospectus is a part.  The summary below is also qualified by provisions of applicable law.

General

Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in one or more series and may, at the time of issuance, determine the rights, preferences and limitations of each series, including voting rights, dividend rights and redemption and liquidation preferences.  Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock.  Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of our common stock.  In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management.  Upon the affirmative vote of our board of directors, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC.  To the extent required, this description will include:

•	the title and stated value;
•	the number of shares offered, the liquidation preference, if any, per share and the purchase price;
•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

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•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•	the procedures for any auction and remarketing, if any;
•	the provisions for a sinking fund, if any;
•	the provisions for redemption, if applicable;
•	any listing of the preferred stock on any securities exchange or market;
•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;
•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;
•	voting rights, if any, of the preferred stock;
•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;
•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and
•	any material limitations on issuance of any class or series of preferred stock ranking pari passu with or senior to the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

Series A Preferred Stock

In December 2014, our board of directors created out of the authorized and unissued shares of our preferred stock a series of preferred stock designated as the Series A Convertible Preferred Stock (the “Series A preferred stock”), comprising up to 15,000 shares of preferred stock. The material terms of the Series A preferred stock are described below.

Conversion; Beneficial Ownership Limitation. Subject to certain ownership limitations as described below, a holder of shares of Series A preferred stock may convert the Series A preferred stock into shares of our common stock at any time after the initial issuance date at a conversion ratio determined by dividing the stated value of the Series A preferred stock (or $1,000) by the “Conversion Price.” The Conversion Price initially was $1.01 per share, subject to adjustment as described below. On and after the close of business on the date of any such conversion, the holder converting such Series A preferred stock would be deemed to be the holder of record of the common stock issuable upon such conversion, such Series A preferred stock would cease to be outstanding, and all rights whatsoever with respect to such shares (except the right to receive the common stock) would terminate.

Subject to limited exceptions, a holder of shares of Series A preferred stock does not have the right to convert any portion of its Series A preferred stock if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to its conversion (the “Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to us, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%.

Adjustments to Conversion Price. The conversion price is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. In addition, if we sell or grant any right to purchase or sell any common stock or common stock equivalents entitling any person to acquire shares of common stock (subject to exceptions for certain exempt issuances, including issuances pursuant to equity compensation plans, certain issuances to consultants, issuances in connection with exercise or exchange of common stock equivalents already outstanding and issuances pursuant to strategic transactions or to strategic investors) at an effective price per share that is lower than the then Conversion Price of the Series A preferred stock, then the Conversion Price would be further reduced to equal the effective price per share applicable to such sale. As a result of the one-for-seven reverse stock split completed on May 4, 2016 and the sale of common stock in an underwritten offering on August 9, 2016 at a price per share less than the Conversion Price then in effect, the conversion price of the Series A preferred stock is $3.74 per share.

Voting Rights. Except as required by law, holders of the Series A preferred stock do not have rights to vote on any matters, questions or proceedings, including the election of directors. However, if any shares of Series A preferred stock are outstanding, we cannot, without the affirmative vote of the holders of 75% or more of the then outstanding shares of the Series A preferred stock, (1) alter or change adversely the powers, preferences or rights given to the Series A preferred stock or alter or amend the certificate of designation, (2) amend our articles of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series A preferred stock, (3) increase the number of authorized shares of Series A preferred stock, or (4) enter into any agreement with respect to any of the foregoing.

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Dividends. Shares of Series A preferred stock are not be entitled to receive any dividends, unless and until specifically declared by our board of directors. The holders of the Series A preferred stock participate, on an as-if-converted-to-common stock basis, in any dividends to the holders of common stock.

Liquidation. In the event of either a voluntary or involuntary liquidation, dissolution or winding up of us, the assets of which constitute all or substantially all of the assets of our business, in a single transaction or series of transactions, the holders of Series A preferred stock would be entitled to participate, on an as-if-converted-to-common stock basis, in any distributions to the holders of common stock.

Exchange Listing. We do not plan on making an application to list the Series A preferred stock on any national securities exchange or other nationally recognized trading system.

Transfer Agent and Registrar

The transfer agent and registrar for our preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

General

As of May 25, 2017, warrants to purchase an aggregate of 5,091,910 shares of our common stock are issued and outstanding, of which warrants to purchase 88,368 shares of common stock have an exercise price of $9.66 per share and expire on May 20, 2020 (the “Pre-Merger Warrants”), warrants to purchase 425,906 shares of common stock have an exercise price of $7.00 per share and expire on January 15, 2019, warrants to purchase 1,077,816 shares of common stock have an exercise price of $14.00 per share and expire on January 15, 2019, warrants to purchase 1,633,642 shares have an exercise price of $3.74 and expire on December 28, 2020, and warrants to purchase 1,866,178 shares have an exercise price of $4.10 and expire on October 6, 2022. The Pre-Merger Warrants may, at the option of the holders, be exercised on a cashless exercise basis, which means that in lieu of paying the aggregate exercise price for the shares being purchased upon exercise of the warrants for cash, the holder will forfeit a number of shares underlying the warrants with a fair market value (as defined in the warrant) equal to such aggregate exercise price. We will not receive additional proceeds to the extent these warrants are exercised on a cashless exercise basis.

We may issue warrants to purchase shares of our common stock and/or preferred stock in one or more series together with other securities or separately, as described in the applicable prospectus supplement.  Below is a description of certain general terms and provisions of the warrants that we may offer.  Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;
•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;
•	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;
•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;
•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
•	any applicable material U.S. federal income tax consequences;
•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•	if applicable, the date from and after which the warrants and the common stock and/or preferred stock will be separately transferable;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	the anti-dilution provisions of the warrants, if any;
•	any redemption or call provisions;
•	whether the warrants may be sold separately or with other securities as parts of units; and
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus.  We may offer rights separately or together with one or more additional rights, preferred stock, common stock, or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement.  Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent.  The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.  The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate.  The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement.  To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement.  We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

•	the date of determining the stockholders entitled to the rights distribution;
•	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;
•	the exercise price;
•	the aggregate number of rights issued;
•	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;
•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;
•	the method by which holders of rights will be entitled to exercise;
•	the conditions to the completion of the offering, if any;
•	the withdrawal, termination and cancellation rights, if any;
•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;
•	whether stockholders are entitled to oversubscription rights, if any;
•	any applicable material U.S. federal income tax considerations; and
•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

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Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement.  Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement.  Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights.  If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus.  While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement.  The terms of any units offered under a prospectus supplement may differ from the terms described below.

General

We may issue units consisting of common stock, preferred stock, one or more warrants or rights for the purchase of common stock or preferred stock in one or more series, in any combination.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions of the governing unit agreement that differ from those described below; and
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Warrants,” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, preferred stock, warrant, or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit.  A single bank or trust company may act as unit agent for more than one series of units.  A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.  Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

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CERTAIN PROVISIONS OF NEVADA LAW AND OF THE COMPANY’S ARTICLES OF INCORPORATION AND BYLAWS

Anti-Takeover Provisions

Nevada Law

We may in the future become subject to Nevada’s control share laws. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders of record, at least 100 of whom are residents of Nevada, and if the corporation does business in Nevada, including through an affiliated corporation. This control share law may have the effect of discouraging corporate takeovers. The Company currently has fewer than 100 stockholders of record who are residents of Nevada.

The control share law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more. The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that an acquiring person, and those acting in association with that person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell the shares to others. If the buyer or buyers of those shares themselves do not acquire a controlling interest, the shares are not governed by the control share law any longer.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, a stockholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights for the control shares, is entitled to demand fair value for such stockholder’s shares.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and “interested stockholders” for two years after the interested stockholder first becomes an interested stockholder, unless (a) the corporation’s board of directors approves the combination in advance or (b) the corporation’s board of directors and at least 60% of the corporation’s disinterested stockholders approve the combination at an annual or special meeting. For purposes of Nevada law, an interested stockholder is any person who is: (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (b) an affiliate or associate of the corporation and at any time within the previous two years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of “business combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage a party interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

Authorized but Unissued Shares

The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of any exchange on which our shares are listed. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

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Special Meeting of Stockholders; Advance Notice Requirements; Stockholder Action

Our by-laws provide that, except as otherwise required by law or the articles of incorporation, special meetings of the stockholders can only be called by our board of directors, by the chairman of our board of directors or by certain of our officers. In addition, our by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of the meeting or brought before the meeting by or at the direction of our board of directors, or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities. In addition, our by-laws require that stockholder actions must be effected at a duly called stockholders meeting and prohibit actions by our stockholders by written consent.

Limitation of Liability and Indemnification

Nevada Revised Statutes (NRS) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors, officers, employees and agents.  The person entitled to indemnification must have conducted himself in good faith, and must reasonably believe that his conduct was in, or not opposed to, our best interests.  In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe that his conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he has met the standards for indemnification and will personally repay the expenses if it is determined that such officer or director did not meet those standards.

Our by-laws state that we shall indemnify every (i) present or former director, officer, employee or agent of us and (ii) any person who served at our request as a director, officer, member, manager, partner, trustee, fiduciary, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (each an “Indemnitee”).

Our by-laws provide that we shall indemnify an Indemnitee against expenses, including attorneys’ fees and disbursements, and costs (and in connection with a proceeding other than a proceeding by or in the right of the Company, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such person in connection with any proceeding in which such Indemnitee was, is or is threatened to be named as defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith and in a manner which such Indemnitee reasonably believed to be in or not opposed to our best interests, or with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful or (b) is not liable pursuant to NRS Section 78.138; provided, however, that in the event that an Indemnitee is found liable to us, we will have no obligation to indemnify such Indemnitee unless, and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and costs as a court of competent jurisdiction or such other court shall deem proper.

The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

In addition to our by-laws, have entered into an Indemnification Agreement with each of our directors and executive officers pursuant to which we are required to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law and our governing documents. We believe that entering into these agreements helps us to attract and retain highly competent and qualified persons to serve the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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LEGAL MATTERS

Nutter, McClennen and Fish, LLP, Boston, Massachusetts, will pass upon the validity of the issuance of the securities to be offered by this prospectus.

EXPERTS

OUM & Co. LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on OUM & Co. LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above.

The registration statement and the documents referred to below under “Incorporation by Reference” are also available on our Internet website www.eksobionics.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed on March 15, 2017;

•	the portions of our definitive proxy statement on Schedule 14A filed on April 28, 2017 that are deemed “filed” with the SEC under the Exchange Act;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017, filed on May 9, 2017;

•	our Current Reports on Form 8-K filed on January 6, 2017, March 23, 2017, April 5, 2017, April 26, 2017, and May 23, 2017; and

•	the description of our common stock contained in our Registration Statement on Form 8-A, filed on May 6, 2015 pursuant to Section 12(b) of the Exchange Act, which incorporates by reference the description of the shares of our common stock contained in our Registration Statement on Form S-1 (File No. 333-195783) filed on May 7, 2014 and declared effective by the SEC on June 20, 2014, and any amendment or report filed with the SEC for purposes of updating such description; and

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•	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any or all of the information that is incorporated by reference in this prospectus. Requests for such documents should be directed to: Investor Relations, Ekso Bionics Holdings, Inc., 1414 Harbour Way South, Suite 1201, Richmond, California 94804, (510) 984-1761.

You may also access the documents incorporated by reference in this prospectus through our website at www.eksobionics.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

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1,603,442 Shares of Common Stock Underlying
Warrants to Purchase Shares of Common Stock

PROSPECTUS SUPPLEMENT

July 10, 2018